FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

October 29, 2020

WASHREIT ANNOUNCES THIRD QUARTER 2020 RESULTS
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of multifamily and commercial properties in the Washington, DC area, reported financial and operating results today for the quarter ended September 30, 2020:

Financial Results

•Net loss attributable to controlling interests was $1.0 million, or $0.01 per diluted share
•NAREIT FFO(1) was $29.5 million, or $0.36 per diluted share
•Core FFO(1) was $0.36 per diluted share

Operational Highlights

•Net Operating Income (NOI)(2) was $44.6 million
•Same-store(3) NOI declined 4.9% and cash NOI declined 4.1% compared to the third quarter of 2019 due primarily to lower commercial parking income and higher credit loss related to COVID-19
•Cash collection rates improved from the second quarter of 2020
•Total credit losses related to COVID-19 of $0.8 million improved slightly from the second quarter of 2020
•Multifamily occupancy at quarter end excluding Trove increased 30 basis points compared to the second quarter of 2020, Office ending occupancy declined 20 basis points, and Other(5) ending occupancy increased 280 basis points compared to the second quarter of 2020
•Multifamily new and renewal lease rates(4) for suburban properties increased approximately 1.1% on a blended basis while urban property lease rates declined 2.9% on a blended basis. Total new and renewal lease rates declined 1.7% on a blended basis during the quarter.

Financing Activity

•Executed a $350 million 10-year 3.44% Green Bond, the closing and funding of which is expected to occur no later than December 29, 2020. The Company intends to allocate the net proceeds from the offering to finance or refinance recently completed and future green building and energy efficiency, sustainable water and wastewater management and renewable energy projects (“Eligible Green Projects”). Pending allocation to such Eligible Green Projects, WashREIT expects to repay $300 million of existing term loans with the balance to pay down amounts due under the revolving credit facility. Following the closing and funding of the Green Bond and the repayment of the term loans, the Company will have no debt maturing until the fourth quarter of 2022.

Washington Real Estate Investment Trust

Liquidity Position

•Available liquidity of approximately $520 million as of September 30 consisting of the remaining capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no secured debt and believes that it has the ability to access the capital markets if needed

Cash Collections

Multifamily

•Collected 99% of cash rent and 99% of contractual rent due during the third quarter
•Deferred $60 thousand of rent due from multifamily residents, net,(6) year-to-date

Commercial

•Collected 97% of cash rent and 99% of contractual rent due from office tenants during the third quarter
•Deferred $1.4 million of rent due from office tenants, net, year-to-date
•Collected 88% of cash rent and 95% of contractual rent due from retail tenants during the third quarter
•Deferred $1.0 million of rent due from retail tenants, net, year-to-date

“Our portfolio has demonstrated strong, stable credit performance and the Washington Metro continues to experience lower unemployment than most other major metropolitan areas and the U.S. overall," said Paul T. McDermott, President and CEO of WashREIT. "Our multifamily collections are consistently above national averages and our suburban expansion through the Assembly Portfolio acquisition is proving to be a prudent allocation of capital. Our office portfolio is well positioned with a weighted average lease maturity of over five years, strong and stable rent collection rates, no exposure to co-working tenants and limited near-term lease expirations. While our operating environment has changed drastically over the past seven months and remains challenging, we have swiftly adjusted to the new demands of today’s market and remain well positioned to bolster our long-term strategic growth plans once conditions improve."
Third Quarter Operating Results
The Company's overall portfolio NOI from continuing operations was $44.6 million for the quarter ended September 30, 2020 compared to $49.6 million in the corresponding prior year period. The decrease was primarily driven by the impact of net transaction activity during 2019 and 2020, and lower parking income and higher credit losses as a result of COVID-19.
Same-Store Portfolio by Sector:
▪Multifamily Same-Store NOI - Same-store NOI and cash NOI decreased by 3.8% compared to the corresponding prior year quarter driven by lower average occupancy and lower move-in and other fees due to COVID-19. Lease rates declined 1.7% on a blended basis year-over-year, comprised of 1.1% of blended lease rate growth for our suburban properties and an average lease rate decline of 2.9% on a blended basis for our urban properties. At quarter end, our same-store portfolio was 94.0% occupied and our total operating portfolio, which includes all of our multifamily properties except Trove, was 94.6% occupied and 96.5% leased.(7)

▪Office Same-Store NOI - Same-store NOI decreased by 4.9% and cash NOI decreased by 3.7% compared to the corresponding prior year period, primarily due to lower parking income, known move-outs and an increase in bad debt expenses related to COVID-19. Same-store average occupancy(8) increased 10 basis points sequentially but declined 280 basis points year-over-year due to expected lease expirations. The office portfolio was 86.6% occupied and 87.8% leased at quarter end.

Washington Real Estate Investment Trust

▪Other Same-Store NOI - Same-store NOI and cash NOI decreased by $0.3 million compared to the prior year period driven, in part, by approximately $0.2 million of credit losses related to COVID-19. The Other portfolio was 86.8% occupied and 88.8% leased at quarter end.

Leasing Activity

During the third quarter, WashREIT signed commercial leases totaling 73,000 square feet, including 25,000 square feet of new leases and 48,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	19,000	5.3	6.2	$45.74	10.0%	$46.73	$11.99
Retail	6,000	12.1	5.2	18.87	—%	27.87	1.47
Total	25,000	6.9	6.1	39.41	8.8%	42.29	9.51

Renewal:
Office	40,000	7.2	6.9	$39.15	17.6%	$22.84	$5.19
Retail	8,000	1.8	5.4	41.27	16.4%	—	—
Total	48,000	6.3	6.7	39.49	17.4%	19.18	4.36

2020 Guidance

On April 22, 2020, the Company withdrew its 2020 Core FFO guidance, originally provided in its February 13, 2020 Earnings Release, in light of uncertainty surrounding the COVID-19 pandemic and the related impact on the Company's business. The Company is reinstating its full-year 2020 guidance, including in light of the benefit of two additional quarters of actual results. Notwithstanding this improved visibility, uncertainty remains as to the risk and magnitude of COVID-19 resurgence, as well as the economic consequences of the pandemic.

Full Year 2020
Core FFO per diluted share	$1.44 - $1.46
Same-Store NOI
Multifamily	$59.25 million - $59.75 million
Office	$81.5 million - $82.0 million
Other NOI	$11.5 million - $12.0 million
Non Same-Store Multifamily NOI	$26.75 million - $27.25 million
Corporate Expenses
G&A and Leasing Expenses	$23.5 million - $24.0 million
Interest Expense	$37.5 million - $37.75 million
Development Expenditures	$30.0 million - $35.0 million

The non same-store multifamily properties in 2020 consist of the Assembly Portfolio, Cascade at Landmark, and Trove multifamily development. John Marshall II is the only non same-store office property in 2020.

WashREIT's 2020 Core FFO guidance is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Washington Real Estate Investment Trust

2020 Guidance Reconciliation Table

A reconciliation of projected net loss attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2020, reflecting the dispositions assumptions above, is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share(a)	$(0.02)	$—
Real estate depreciation and amortization(b)	1.46	1.46
NAREIT FFO per diluted share	1.44	1.46
Core adjustments	—	—
Core FFO per diluted share	$1.44	$1.46
(a) Excludes gains or losses on sale of real estate
(b) Includes impact from planned disposition during the year

Dividends

On October 5, 2020, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on January 6, 2021 to shareholders of record on December 23, 2020.

Conference Call Information

The Conference Call for Third Quarter 2020 Earnings is scheduled for Friday, October 30, 2020 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 13, 2020 at 11:00 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                56872

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington Metro area. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. As of October 29, 2020, the Company's portfolio of 45 properties includes approximately 3.7 million square feet of commercial space and 6,863 multifamily apartment units. These 45 properties consist of 22 multifamily properties,15 office properties, and 8 retail centers. Our shares trade on the NYSE. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations,

Washington Real Estate Investment Trust

beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors is the adverse effect of the COVID-19 virus and ensuing economic turmoil on the financial condition, results of operations, cash flows and performance of WashREIT, particularly the impact of our ability to collect rent on schedule or at all, our ability to lease or release our commercial spaces, and increased credit losses, on the performance of our tenants generally, and on the global economy and financial markets. The extent to which COVID-19 impacts WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 27, 2020, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the closing and funding of our recent notes offering, the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington metro region; the risk of failure to enter into/and or complete contemplated acquisitions and dispositions at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber-attacks; weather conditions, natural disasters and pandemics; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2019 Form 10-K, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

(1) NAREIT Funds From Operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in its NAREIT FFO White Paper - 2018 Restatement as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WashREIT's operating portfolio and affect the comparative measurement of WashREIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and related to executive retirements or resignations, (4) property impairments,

Washington Real Estate Investment Trust

casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WashREIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or discontinued operations. Same-store properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(4) Lease rate growth is defined as the average percentage change in effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.

(5) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. Pursuant to our Strategic Capital Allocation Plan, and following completion of the above described dispositions of our retail assets, we no longer report “Retail” as a separate operating segment.

(6) Represents total outstanding deferred rent net of the amount that has been repaid

(7) Ending Occupancy is calculated as occupied square footage or multifamily units as a percentage of total square footage of multifamily units, respectively, as of the last day of that period.

(8) Average Occupancy is based on monthly occupied net rentable square footage or monthly occupied multifamily units as a percentage of total net rentable square footage or total multifamily units, respectively.

(9) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Ending Occupancy (i) Levels by Same-Store Properties (ii) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2020	2019	2020	2019
Multifamily (iiii)	94.0%	95.1%	94.6%	95.0%
Office	86.6%	88.7%	86.6%	90.3%
Other (iii)	86.8%	89.0%	86.8%	89.0%

Overall Portfolio (iiii)	90.3%	91.9%	91.6%	93.0%
(i) Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the row labeled "Multifamily," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period. The occupied square footage for office and other properties includes short-term lease agreements.

(ii) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or are ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or are ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q3 2020 and Q3 2019, same-store properties exclude:

Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
    Multifamily - Trove
Sold properties:
    Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued Operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(iii) Same-Store Other consists of retail properties not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

(iiii) Ending occupancy excludes the addition of the total rentable units at Trove, which began to lease-up in the first quarter of 2020. Including Trove, multifamily ending occupancy was 90.5% and overall portfolio ending occupancy was 89.5% as of September 30, 2020.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2020	2019	2020	2019
Revenue
Real estate rental revenue	$73,227	$80,259	$222,889	$228,513
Expenses
Real estate expenses	28,672	30,692	84,196	84,969
Depreciation and amortization	30,470	37,340	89,789	97,441
General and administrative expenses	6,330	6,461	17,963	19,803
Real estate impairment	—	—	—	8,374
	65,472	74,493	191,948	210,587
Loss on sale of real estate	—	—	(7,539)	(1,046)
Real estate operating income	7,755	5,766	23,402	16,880
Other (expense) income:
Interest expense	(8,711)	(14,198)	(28,307)	(41,946)
Gain on extinguishment of debt	—	—	262	—
	(8,711)	(14,198)	(28,045)	(41,946)
Loss from continuing operations	(956)	(8,432)	(4,643)	(25,066)
Discontinued operations:
Income from operations of properties sold or held for sale	—	2,942	—	16,158
Gain on sale of real estate	—	339,024	—	339,024
Loss on extinguishment of debt	—	(764)	—	(764)
Income from discontinued operations	—	341,202	—	354,418
Net (loss) income	(956)	332,770	(4,643)	329,352
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net (loss) income attributable to the controlling interests	$(956)	$332,770	$(4,643)	$329,352

Loss from continuing operations	$(956)	$(8,432)	$(4,643)	$(25,066)
Depreciation and amortization	30,470	37,340	89,789	97,441
Real estate impairment	—	—	—	8,374
Loss on sale of depreciable real estate	—	—	7,539	1,046
Funds from continuing operations	$29,514	$28,908	$92,685	$81,795
Income from discontinued operations	—	341,202	—	354,418
Discontinued operations real estate depreciation and amortization	—	59	—	4,926
Gain on sale of real estate	—	(339,024)	—	(339,024)
Funds from discontinued operations	—	2,237	—	20,320
NAREIT funds from operations (1)	$29,514	$31,145	$92,685	$102,115

Non-cash gain on extinguishment of debt	—	(244)	(1,177)	$(244)
Tenant improvements and incentives	(4,013)	(3,196)	(6,962)	(9,041)
External and internal leasing commissions capitalized	(1,081)	(1,243)	(2,407)	(3,671)
Recurring capital improvements	(1,068)	(1,034)	(2,880)	(2,401)
Straight-line rents, net	(522)	(713)	(1,840)	(2,503)
Non-cash fair value interest expense	—	(179)	(59)	(600)
Non-real estate depreciation & amortization of debt costs	956	1,654	2,808	3,975
Amortization of lease intangibles, net	464	528	1,465	1,679
Amortization and expensing of restricted share and unit compensation	2,479	1,737	5,901	6,264
Funds available for distribution	$26,729	$28,455	$87,534	$95,573

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2020	2019	2020	2019
Loss from continuing operations	(Basic)	$(0.01)	$(0.10)	$(0.06)	$(0.31)
	(Diluted)	$(0.01)	$(0.10)	$(0.06)	$(0.31)
Net (loss) income attributable to the controlling interests	(Basic)	$(0.01)	$4.14	$(0.06)	$4.10
	(Diluted)	$(0.01)	$4.14	$(0.06)	$4.10
NAREIT FFO	(Basic)	$0.36	$0.39	$1.12	$1.27
	(Diluted)	$0.36	$0.39	$1.12	$1.27

Dividends paid		$0.30	$0.30	$0.90	$0.90

Weighted average shares outstanding - basic		82,186	79,981	82,142	79,933
Weighted average shares outstanding - diluted		82,186	79,981	82,142	79,933
Weighted average shares outstanding - diluted (for NAREIT FFO)		82,357	80,040	82,322	80,006

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2020
	(unaudited)	December 31, 2019
Assets
Land	$574,025	$566,807
Income producing property	2,497,017	2,392,415
	3,071,042	2,959,222
Accumulated depreciation and amortization	(772,482)	(693,610)
Net income producing property	2,298,560	2,265,612
Properties under development or held for future development	77,481	124,193
Total real estate held for investment, net	2,376,041	2,389,805
Investment in real estate held for sale, net	—	57,028
Cash and cash equivalents	3,814	12,939
Restricted cash	615	1,812
Rents and other receivables	67,628	65,259
Prepaid expenses and other assets	84,174	95,149
Other assets related to properties held for sale	—	6,336
Total assets	$2,532,272	$2,628,328

Liabilities
Notes payable, net	$897,443	$996,722
Mortgage notes payable, net	—	47,074
Line of credit	186,000	56,000
Accounts payable and other liabilities	99,388	71,136
Dividend payable	24,767	24,668
Advance rents	6,979	9,353
Tenant security deposits	10,580	10,595
Other liabilities related to properties held for sale	—	718
Total liabilities	1,225,157	1,216,266

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 82,351 and 82,099 shares issued and outstanding, as of September 30, 2020 and December 31, 2019, respectively	824	821
Additional paid-in capital	1,601,160	1,592,487
Distributions in excess of net income	(262,435)	(183,405)
Accumulated other comprehensive (loss) income	(32,759)	1,823
Total shareholders' equity	1,306,790	1,411,726

Noncontrolling interests in subsidiaries	325	336
Total equity	1,307,115	1,412,062

Total liabilities and equity	$2,532,272	$2,628,328

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended September 30, 2020	Multifamily	Office	Corporate and other	Total
Same-store net operating income (3)	$14,461	$20,237	$3,040	$37,738
Add: Net operating income from non-same-store properties (3)	6,817	—	—	6,817
Total net operating income (2)	$21,278	$20,237	$3,040	$44,555
Deduct:
Interest expense				(8,711)
Depreciation and amortization				(30,470)
General and administrative expenses				(6,330)
Net loss				(956)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(956)

Three months ended September 30, 2019	Multifamily	Office	Corporate and other	Total
Same-store net operating income (3)	$15,033	$21,285	$3,347	$39,665
Add: Net operating income from non-same-store properties (3)	6,525	3,377	—	9,902
Total net operating income (2)	$21,558	$24,662	$3,347	$49,567
Deduct:
Interest expense				(14,198)
Depreciation and amortization				(37,340)
General and administrative expenses				(6,461)
Loss from continuing operations				(8,432)
Discontinued operations:
Income from operations of properties sold or held for sale				2,942
Gain on sale of real estate				339,024
Loss on extinguishment of debt				(764)
Net income				332,770
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$332,770

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Nine months ended September 30, 2020	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$45,705	$62,655	$8,907	$117,267
Add: Net operating income from non-same-store properties(3)	20,094	1,332	—	21,426
Total net operating income(2)	$65,799	$63,987	$8,907	$138,693
Add/(deduct):
Interest expense				(28,307)
Depreciation and amortization				(89,789)
General and administrative expenses				(17,963)
Gain on extinguishment of debt				262
Loss on sale of real estate				(7,539)
Net loss				(4,643)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(4,643)

Nine months ended September 30, 2019	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$45,153	$66,284	$10,233	$121,670
Add: Net operating income from non-same-store properties(3)	9,931	11,943	—	21,874
Total net operating income(2)	$55,084	$78,227	$10,233	$143,544
Deduct:
Interest expense				(41,946)
Depreciation and amortization				(97,441)
General and administrative expenses				(19,803)
Real estate impairment				(8,374)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(25,066)
Discontinued operations:
Income from operations of properties sold or held for sale				16,158
Gain on sale of real estate				339,024
Loss on extinguishment of debt				(764)
Net income				329,352
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$329,352

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
Net (loss) income		$(956)	$332,770	$(4,643)	$329,352
Add:
Real estate depreciation and amortization		30,470	37,340	89,789	97,441
Loss on sale of depreciable real estate		—	—	7,539	1,046
Real estate impairment		—	—	—	8,374
Discontinued operations:
Gain on sale of real estate		—	(339,024)	—	(339,024)
Real estate depreciation and amortization		—	59	—	4,926
NAREIT funds from operations (1)		29,514	31,145	92,685	102,115
Add/(deduct):
Restructuring expenses		—	653	—	2,749
Loss (gain) on extinguishment of debt		—	764	(262)	764
Core funds from operations (1)		$29,514	$32,562	$92,423	$105,628

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2020	2019	2020	2019
NAREIT FFO	(Basic)	$0.36	$0.39	$1.12	$1.27
	(Diluted)	$0.36	$0.39	$1.12	$1.27
Core FFO	(Basic)	$0.36	$0.41	$1.12	$1.32
	(Diluted)	$0.36	$0.41	$1.12	$1.32

Weighted average shares outstanding - basic		82,186	79,981	82,142	79,933
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		82,357	80,040	82,322	80,006